PFT (Putnam Funds Trust) Putnam Short Term Investment Fund
Period ending 1/31/17

1.	Sub-Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of October 27, 2016 - Incorporated by reference to Post-Effective Amendment No. 247 to the Registrants Registration Statement filed on November 25,
2016.

2.	Amendment to Amended and Restated Bylaws dated as of April
22, 2016 - Incorporated by reference to Post-Effective
Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.